Exhibit 99.1

FOR IMMEDIATE RELEASE

November 18, 2008, Hampton, VA Robert F. Shuford, President and Chairman of the Board of Old Point Financial Corporation reported that Eugene M. Jordan, a member of the Board of Directors of Old Point Financial Corporation and Old Point National Bank, died on Sunday, November 16, 2008.

Said Mr. Shuford, “Mr. Jordan has been an active participant in the community for many years. He was a friend to Old Point as well as a business associate, and he will be missed.”

Mr. Jordan had served on the Board of Directors of Old Point National Bank since 1964 and on the Board of Old Point Financial Corporation since its organization in 1984.

The $831.9-million asset Old Point Financial Corporation is the parent company of Old Point National Bank, a locally managed community bank serving Hampton Roads with a 20 branches and 60 ATMs, and Old Point Trust & Financial Services, N.A., Hampton Roads’ largest independent trust services provider.

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Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important facts that could cause results to differ materially from those anticipated by the forward-looking statements are discussed from time to time in reports filed by Old Point Financial Corporation with the Securities and Exchange Commission.